UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    October 15, 2001
                                                -------------------------------



                             NORTH BANCSHARES, INC.
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              (Exact name of registrant as specified in its Charter)


Delaware                         0-22800                   36-3915073
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(State or other           (commission file number)         (IRS Employer
jurisdiction of                                            Identification
incorporation)                                             number)



100 West North Avenue, Chicago, Illinois                   60610
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(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320
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                                    N/A
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          Former name or former address, if changed since last report)



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Item 5.  Other Events

     On October 15, 2001, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated October 15, 2001, regarding second quarter 2001 earnings and a quarterly dividend.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NORTH BANCSHARES, INC.
                                             (Registrant)




Date: October 15, 2001                    /S/ Joseph A. Graber
      ----------------                    --------------------
                                          Joseph A. Graber
                                          President and
                                          Chief Executive Officer












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                                  EXHIBIT

                NORTH BANCSHARES, INC.     NEWS
                100 West North Avenue - Chicago, Illinois 60610 - 312-664-4320

RELEASE:        IMMEDIATELY

CONTACT:        Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
                (312) 664-4320

                             NORTH BANCSHARES ANNOUNCES
                               THIRD QUARTER EARNINGS
                             QUARTERLY DIVIDEND DECLARED

         CHICAGO, IL, OCTOBER 15, 2001, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank today announced diluted earnings per share of $.11 for the quarter ended September 30, 2001 compared with $.11 per share for the quarter ended September 30, 2000. Net income for the quarter ended September 30, 2001 amounted to $128,000, an increase of $2,000, from $126,000 for the quarter ended September 30, 2000.

         Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on November 15, 2001 to stockholders of record as of November 1, 2001.

         Net interest income, before provision for loan losses, increased by $44,000 to $931,000 for the quarter ended September 30, 2001, compared with $887,000 for the quarter ended September 30, 2000.

         Non-interest income increased by $26,000 to $86,000 for the quarter ended September 30, 2001 compared with $60,000 for the quarter ended September 30, 2000. The increase was primarily attributable to a $15,000 loss on the sale of loans recorded during the three months ended September 30, 2000, with no corresponding loss recorded during 2001.

         Non-interest expense increased by $44,000 to $798,000 for the quarter ended September 30, 2001 compared with $754,000 for the quarter ended September 30, 2000. The increase was primarily attributable to a $30,000 increase in compensation and benefits expense related to annual salary increases and increased benefit costs.

         Total cash and cash equivalents increased to $18.5 million at September 30, 2001 from $9.1 million at December 31, 2000. The increase is primarily attributable to proceeds from longer term investment securities which were called prior to maturity and at September 30, 2001 were invested short term. Management intends to utilize a portion of the excess liquidity to repay a $5.0 million FHLB advance which matures in October 2001.

         Net loans receivable totaled $91.8 million at September 30, 2001 compared with $90.8 million at December 31, 2000. The $1.0 million increase was due primarily to increased equity line of credit activity during the period. The average yield on loans receivable was unchanged at 7.55% for the three months ended September 30, 2001 and September 30, 2000. The Bank originated $21.1 million in loans during the period and recorded $19.0 million in repayments and $1.1 million in loan sales. At September 30, 2001, the Bank had $5.2 million in loan applications pending approval or closing and $4.2 in unused lines of credit. The company added $11,000 to the allowance for loan losses which amounted to $284,000 or 0.31% of loans receivable at September 30, 2001 compared with an allowance of $262,000 at December 31, 2000 which amounted to 0.29% of loans receivable. There were no loans delinquent 60 days or more at September 30, 2001.

         Total deposits amounted to $85.7 million at September 30, 2001 compared with $81.3 million at December 31, 2000. The $4.4 million increase was attributable to a $2.5 million increase in certificates of deposit and a $2.4 million increase in checking and money market accounts partially offset by a $500,000 decrease in passbook accounts. Non-interest bearing checking accounts increased 29.2% to $4.1 million at September 30, 2001 compared with $3.1 million at December 31, 2000. Management has been replacing shorter-term, higher rate certificates with longer-term, lower rate certificates in order to reduce the overall cost of funds and to reduce interest rate sensitivity in future periods. The average cost of deposits decreased to 4.32% for the three months ended September 30, 2001 from 4.56% for the three months ended September 30, 2000.

         Borrowed funds increased $900,000 to $39.1 million at September 30, 2001 from $38.2 million at December 31, 2000. The average cost of borrowed funds decreased to 5.71% for the three months ended September 30, 2001 compared with 6.33%for the three months ended September 30, 2000. The decrease was primarily due to refinancing short-term higher cost FHLB advances into FHLB advances with lower rates and longer terms. Management plans to repay a $5.0 million FHLB advance in October 2001 using excess liquidity. The maturing advance carries an interest rate of 6.65%. The repayment of this advance would reduce the overall cost of borrowed funds to 5.42%.

         Stockholders' equity was $13.3 million at September 30, 2001 compared with $12.8 million at December 31, 2000. The increase was primarily attributable to $658,000 improvement in other comprehensive loss due primarily to the decline in interest rates and its positive effect on the value of the securities portfolios. Book value increased to $11.47 at September 30, 2001 compared with $10.82 at December 31, 2000.

         Joseph A. Graber, President and Chief Executive Officer, commented:

         "During the quarter we expanded our consumer loan operation and implemented several programs to enhance the consumer loan portfolio and our secondary market operations. We are already seeing increased consumer loan activity and positive results from the new programs." He added, "We have been able to increase our interest rate spread during the last two quarters due primarily to our efforts at reducing overall cost of funds and expanding our core deposit base. Going forward, spreads will be under significant pressure during the fourth quarter and early next year due to aggressive rate cutting by the Federal Reserve as a result of the terrorist incidents and the slowing economy. Even though our cost of funds should continue to improve the reduction in rates will place added pressure on the overall yield of our investment portfolio."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 52 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve or have served on the boards of a variety of local community organizations. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                     (FINANCIAL STATEMENTS ATTACHED)

                               --MORE--


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

                                           NORTH BANCSHARES, INC.
                               CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                      (IN THOUSANDS, EXCEPT SHARE DATA)

ASSETS                                                                  SEPT 30, 2001  DEC 31, 2000
                                                                          (UNAUDITED)
Cash and due from Banks                                                       $ 2,142     $   1,903
Interest-bearing deposits                                                       1,784         2,006
Federal funds sold                                                             13,592         4,245
Investment in dollar denominated mutual funds                                   1,022           903
---------------------------------------------------------------------------------------------------
   TOTAL CASH AND CASH EQUIVALENTS                                             18,540         9,084
Securities available for sale at fair value                                    14,558        16,961
Mortgage-backed securities available for sale at fair value                    12,627        13,580
Stock in Federal Home Loan Bank of Chicago                                      2,727         1,905
Loans receivable, net of allowance for loan losses of $284 at
  September 30, 2001 and $262 at December 31, 2000                             91,836        90,765
Accrued interest receivable                                                       865         1,016
Premises and equipment, net                                                       739           803
Amounts due from brokers                                                            -           376
Other assets                                                                      166            91
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   TOTAL ASSETS                                                               142,058       134,581
---------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------------------------------------------------------
Deposit accounts                                                               85,687        81,317
Borrowed Funds                                                                 39,100        38,200
Advance payments by borrowers for taxes and insurance                           1,460         1,068
Accrued interest payable and other liabilities                                  2,529         1,213
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   TOTAL LIABILITIES                                                          128,776       121,798
---------------------------------------------------------------------------------------------------

Preferred stock, $.01 par value. Authorized 500,000 shares; none
  outstanding                                                                       -             -
Common stock, $.01 par value. Authorized 3,500,000 shares; issued and outstanding 1,157,774 at September 30, 2001 and 1,181,253
  at December 31, 2000                                                             19            19
Additional paid in capital                                                     13,240        13,242
Retained earnings, substantially restricted                                    11,941        11,955
Treasury stock, at cost (756,301 shares at September 30, 2001 and
  732,822 shares at December 31, 2000)                                        (11,542)      (11,316)
Accumulated other comprehensive loss                                             (237)         (895)
Common stock acquired by Employee Stock Ownership Plan                           (139)         (222)
---------------------------------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                                                  13,282        12,783
---------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $142,058      $134,581
===================================================================================================


                                                    --MORE--


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

                                                       NORTH BANCSHARES, INC.
                                          CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                                  (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                        SEPT 30,                    SEPT 30,
                                                                   2001          2000           2001          2000

INTEREST INCOME:
  Loans receivable                                               $1,729         1,710          5,132         5,057
  Interest-bearing deposits and federal funds sold                  120            49            366           147
  Securities available for sale                                     274           298            834           914
  Mortgage-backed securities available for sale                     194           220            610           676
  Other interest income                                              49            38            133           126
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TOTAL INTEREST INCOME                                             2,366         2,315          7,075         6,920
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INTEREST EXPENSE:
  Deposit accounts                                                  877           871          2,686         2,588
  Borrowed funds                                                    558           557          1,695         1,687
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TOTAL INTEREST EXPENSE                                            1,435         1,428          4,381         4,275
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NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                931           887          2,694         2,645
PROVISION FOR LOAN LOSSES                                            11             -             22            31
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NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                 920           887          2,672         2,614
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NON-INTEREST INCOME:
  Gain (loss) on sale of securities available for sale                -             -             11          (90)
  Other than temporary decline in value of securities
   available for sale                                                 -             -              -          (24)
  Gain on sale of real estate                                         -             -              -         1,322
  Gain (loss) on sale of mortgage loans                               3          (15)             47          (15)
  Other non-interest income                                          83            75            241           234
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TOTAL NON-INTEREST INCOME                                            86            60            299         1,427
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NON-INTEREST EXPENSE:
  Compensation and benefits                                         453           423          1,353         1,273
  Occupancy expense                                                 110           104            358           345
  Professional fees                                                  37            44            108           159
  Data processing                                                    49            52            153           156
  Advertising and promotion                                          50            40            109           125
  Other non-interest expense                                         99            91            282           281
------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                          798           754          2,363         2,339
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INCOME BEFORE INCOME TAXES                                          208           193            608         1,702
INCOME TAX EXPENSE                                                   80            67            237           430
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NET INCOME                                                         $128           126            371         1,272
------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE:
  Basic                                                            $.11           .11            .32          1.08
  Diluted                                                          $.11           .11            .32          1.07
------------------------------------------------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING:
  Basic                                                       1,141,148     1,163,122      1,147,113     1,177,756
  Diluted                                                     1,157,293     1,171,620      1,164,736     1,186,756
------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME                                               $679           429          1,029         1,646
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

                                                              --MORE--

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
SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                           THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                 SEPT 30,              SEPT 30,
                                                             2001         2000       2001      2000

PERFORMANCE RATIOS:
---------------------------------------------------------------------------------------------------
Return on assets (ratio of net income to average
 total assets) (1)                                         0.36%        0.39%      0.36%      1.29%
Interest rate spread information:
 Average during period (1)                                  2.13         2.09       2.08       2.16
 End of period (1)                                          2.19         2.22       2.19       2.22
Net interest margin (1)                                     2.72         2.76       2.67       2.73
Ratio of operating expenses to average assets (1)           2.27         2.31       2.28       2.38
Efficiency ratio                                             .78          .80        .79        .57
Ratio of average interest-earning assets to average
 interest-bearing liabilities                             113.97       115.01     113.58     113.05
---------------------------------------------------------------------------------------------------

                                                         SEPT 30, 2001  DECEMBER 31, 2000
ASSET QUALITY RATIOS:
---------------------------------------------------------------------------------------------------
Non-performing assets to total assets                            0.00                0.00
Allowance for loan losses to non-performing loans                 N/A                 N/A
Allowance for loan losses to loans receivable                    0.31                0.29
CAPITAL RATIOS:
----------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                             9.35                9.50
Average Stockholders' equity to average assets                   9.36                8.93
Return on Stockholders' equity (ratio of net income
 to average equity) (1)                                          3.83               11.68
Shares outstanding-actual                                   1,157,774           1,181,253
Book value per share                                            11.47               10.82
Number of full service offices                                    2                   2
----------------------------------------------------------------------------------------------------

(1) Annualized for the three and nine month periods presented.